EXHIBIT 23.47

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan
Tulsa, Oklahoma

We consent to the incorporation by reference in the Registration Statement Nos. 333-89189 on Form S-8 of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan of our report dated June 25, 2012, relating to our audit of the financial statements and supplemental schedule of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan, which appears in this Annual Report on Form 11-K of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 2011.

/s/ HOGANTAYLOR LLP

June 25, 2012